UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2021

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

___________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 11, 2021, Fuel Tech, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), (i) 5,000,000 shares (the “Shares”) of Company common stock, par value $0.01 per share (the “Common Stock, (ii) and 2,500,000 warrants (the “Warrants”) exercisable for a total of 2,500,000 shares of Common Stock (the “Warrant Shares”) with an exercise price of $5.10 per Warrant Share, at a purchase price of $5.1625 per Share and associated warrant. The gross proceeds to the Company from the Private Placement were approximately $25.8 million, before deducting placement agent fees and offering expenses. Subject to certain ownership limitations, the Warrants are immediately exercisable upon issuance and will expire on the five and one-half year anniversary of the effective date of the registration statement registering the Warrant Shares for resale. None of the Shares, the Warrants, nor the Warrants Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to an engagement letter, dated as of February 11, 2021, between the Company and H.C. Wainwright & Co., LLC, or the placement agent, the Company agreed to pay the placement agent a cash fee of 6.5% of the aggregate gross proceeds of the Private Placement. The Company also agreed to pay the placement agent up to $50,000 in expenses. In addition, the Company issued to the placement agent (or its designees) warrants to purchase up to 350,000 shares of Common Stock (the “Placement Agent Warrants”), or 7.0% of the aggregate number of Shares sold in the Private Placement. The Placement Agent Warrants are exercisable commencing April 18, 2021 at an exercise price of $6.453125 per share of Common Stock and expire on the five and one-half year anniversary of the effective date of the registration statement registering the Shares and the Warrant Shares for resale.

The Private Placement closed on February 17, 2021.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to prepare and file a registration statement with respect to the resale of the Shares and the Warrant Shares. The Company will be required to file the resale registration statement no later than February 27, 2021 and to use its reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than May 18, 2021 if the Securities and Exchange Commission reviews the registration statement.

The Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Investors, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties

The foregoing descriptions of the Engagement Letter, Purchase Agreement, the Registration Rights Agreement, the Placement Agent Warrant and the Warrants are not complete and are qualified in their entirety by references to the full text of the Engagement Letter, Purchase Agreement, the Registration Rights Agreement, Placement Agent Warrant and the Warrants, which are filed as exhibits to this report and are incorporated by reference herein.

ITEM 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K are incorporated by reference into this Item 3.02

ITEM 8.01	Other Events.

On February 12, 2021, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 17, 2021, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Engagement Letter, dated February 11, 2021, between the Company and H.C. Wainwright & Co., LLC.

4.1	Form of Common Stock Warrant.

4.2	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release of the Company dated February 11, 2021.

99.2	Press Release of the Company dated February 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: February 18, 2021		Vice President, General Counsel and Secretary